UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2022

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	001-39227	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256

(Address of Principal Executive Offices) (Zip Code)

(904) 296-2807

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	DUOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, Duos Technologies Group, Inc., a Florida corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Northland Securities, Inc. (the “Underwriter”) on February 3, 2022. Pursuant to the Underwriting Agreement, the Company issued, and the Underwriter purchased for resale to the public, 1,325,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on February 8, 2022.

Under the terms of the Underwriting Agreement, the Company also granted the Underwriter a 30-day option to purchase an additional 198,750 shares of Common Stock to cover over-allotments, if any. The Underwriter exercised this option in full and on February 17, 2022 the Company issued, and the Underwriter purchased for resale to the public, the additional 198,750 shares.

The offering price to the public of the Common Stock was $4.00 per share. The net proceeds to the Company from the offering (including the over-allotment), after deducting underwriting discounts and commissions, was approximately $5.7 million before expenses. The Company intends to use the net proceeds from the offering for potential acquisitions, general corporate purposes and working capital.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 23, 2021, the Company received from The Nasdaq Stock Market LLC (“Nasdaq”) a letter indicating that it was not in compliance with Nasdaq Marketplace Rule 5550(b)(1), which requires companies listed on the Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing.  On its quarterly report for the period ended September 30, 2021, the Company reported stockholders’ equity of $865,221 and, as a result, did not satisfy Nasdaq Marketplace Rule 5550(b)(1).

As a result of the issuances of the Common Stock as noted in Item 1.01 above, as of the date of this Current Report on Form 8-K, the Company believes it has regained compliance with the stockholders’ equity requirement. Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, it may be subject to delisting.

Item 8.01 Other Events.

As a result of the offering, as of February 17, 2022, the Company has 6,089,343 shares of Common Stock issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: February 22, 2022	By:	/s/ Adrian Goldfarb
Adrian Goldfarb Chief Financial Officer